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                                                                   EXHIBIT 10.23

                                 LKQ CORPORATION

                                401(k) PLUS PLAN

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                                 LKQ CORPORATION
                                401(k) PLUS PLAN

                                TABLE OF CONTENTS

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                                                                            PAGE
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1. INTRODUCTION................................................................1
         1.1. Adoption and Name of Plan........................................1
         1.2. Purposes of Plan.................................................1
         1.3. "Top Hat" Pension Benefit Plan...................................1
         1.4. Plan Unfunded....................................................1
         1.5. Effective Date...................................................1
         1.6. Administration...................................................1

2. DEFINITIONS AND CONSTRUCTION................................................1
         2.1. Definitions......................................................1
                  2.1.1. Account...............................................2
                  2.1.2. Affiliate.............................................2
                  2.1.3. Base Salary...........................................2
                  2.1.4. Base Salary Deferral..................................2
                  2.1.5. Beneficiary...........................................2
                  2.1.6. Board.................................................2
                  2.1.7. Bonus Compensation....................................2
                  2.1.8. Bonus Deferral........................................2
                  2.1.9. Code..................................................2
                  2.1.10. Committee............................................3
                  2.1.11. Commissions..........................................3
                  2.1.12. Commission Deferral..................................3
                  2.1.13. Company..............................................3
                  2.1.14. Company Profit Sharing Contribution..................3
                  2.1.15. Deferral.............................................3
                  2.1.16. Deferral Period......................................3
                  2.1.17. Director.............................................3
                  2.1.18. Effective Date.......................................3
                  2.1.19. Employee.............................................4
                  2.1.20. ERISA................................................4
                  2.1.21. 401(k) Plan..........................................4
                  2.1.22. Matching Contribution................................4
                  2.1.23. Other Company Contribution...........................4
                  2.1.24. Participant..........................................4
                  2.1.25. Participation Agreement..............................4
                  2.1.26. Plan.................................................4
                  2.1.27. Plan Year............................................4
                  2.1.28. Retirement Date......................................5
                  2.1.29. Valuation Date.......................................5
                  2.1.30. Year of Service......................................5
         2.2. Number and Gender................................................5
         2.3. Headings.........................................................5

3. PARTICIPATION AND ELIGIBILITY...............................................5
         3.1. Participation....................................................5
         3.2. Commencement of Participation....................................6
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         3.3. Cessation of Active Participation................................6

4. DEFERRALS, MATCHING AND COMPANY CONTRIBUTIONS...............................6
         4.1. Deferrals by Participants........................................6
         4.2. Effective Date of Participation Agreement........................7
         4.3. Modification or Revocation of Election by Participant............7
         4.4. Matching Contributions...........................................7
         4.5. Company Profit Sharing Contribution..............................7
         4.6. Other Company Contributions......................................7
         4.7. Hardship Distribution Under 401(k) Plan..........................7

5. VESTING, DEFERRAL PERIODS AND INVESTMENT ELECTIONS..........................7
         5.1. Vesting..........................................................7
         5.2. Election of In-Service Distribution..............................8
         5.3. Investment Elections.............................................8

6. ACCOUNTS....................................................................9
         6.1. Establishment of Bookkeeping Accounts............................9
         6.2. Subaccounts......................................................9
         6.3. Hypothetical Nature of Accounts..................................9

7. PAYMENT OF ACCOUNT..........................................................9
         7.1. Timing of Distribution of Benefits...............................9
         7.2. Time of Distribution and Valuation..............................10
         7.3. Form of Payment or Payments.....................................10
         7.4. Accelerated Distribution........................................11
         7.5. Designation of Beneficiaries....................................11
         7.6. Amendments......................................................11
         7.7. Change in Marital Status........................................11
         7.8. No Beneficiary Designation......................................12
         7.9. Unclaimed Benefits..............................................12
         7.10. Hardship Withdrawals...........................................12
         7.11. Withholding....................................................13

8. ADMINISTRATION.............................................................13
         8.1. Committee.......................................................13
         8.2. General Powers of Administration................................13
         8.3. Indemnification of Committee....................................14

9. DETERMINATION OF BENEFITS, CLAIMS PROCEDURE AND ADMINISTRATION.............14
         9.1. Claims..........................................................14
         9.2. Claim Decision..................................................14
         9.3. Request for Review..............................................14
         9.4. Review of Decision..............................................15
         9.5. Discretionary Authority.........................................15

10. MISCELLANEOUS.............................................................15
         10.1. Plan Not a Contract of Employment..............................15
         10.2. Non-Assignability of Benefits..................................15
         10.3. Amendment and Termination......................................16
         10.4. Unsecured General Creditor Status Of Employee..................16
         10.5. Severability...................................................16
         10.6. Governing Laws.................................................16
         10.7. Binding Effect.................................................17
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         10.8. Entire Agreement...............................................17
         10.9. No Guarantee of Tax Consequences...............................17
         10.10. Sole Obliger..................................................17
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                                 LKQ CORPORATION
                                401(k) PLUS PLAN

1.       INTRODUCTION

         1.1.     ADOPTION AND NAME OF PLAN.

                  The Company adopts the LKQ Corporation 401(k) Plus Plan.

         1.2.     PURPOSES OF PLAN.

                  The purposes of the Plan are to provide deferred compensation for a select group of management or highly compensated Employees of the Company and to permit them to maximize their elective contributions to the 401(k) Plan notwithstanding certain Code limitations.

         1.3.     "TOP HAT" PENSION BENEFIT PLAN.

                  The Plan is an "employee pension benefit plan" within the meaning of ERISA Section 3(2). The Plan is maintained, however, only for a select group of management or highly compensated employees and, therefore, is exempt from Parts 2, 3 and 4 of Title 1 of ERISA. The Plan is not intended to qualify under Code Section 401(a).

         1.4.     PLAN UNFUNDED.

                  The Plan is unfunded. All benefits will be paid from the general assets of the Company, which will continue to be subject to the claims of the Company's creditors. No amounts will be set aside for the benefit of Plan Participants or their Beneficiaries.

         1.5.     EFFECTIVE DATE.

                  The Plan is effective as of the Effective Date.

         1.6.     ADMINISTRATION.

                  The Plan shall be administered by the Committee.

2.       DEFINITIONS AND CONSTRUCTION

         2.1.     DEFINITIONS.

                  For purposes of the Plan, the following words and phrases shall have the respective meanings set forth below, unless the context clearly requires a different meaning:

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                  2.1.1.   ACCOUNT.

                           "Account" means the bookkeeping account maintained on
                  behalf of each Participant pursuant to Section 6.1.

                  2.1.2.   AFFILIATE.

                           "Affiliate" means any entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, LKQ
         Corporation.

                  2.1.3.   BASE SALARY.

                           "Base Salary" means the base rate of cash
                  compensation paid by the Company to or for the benefit of a Participant for services rendered.

                  2.1.4.   BASE SALARY DEFERRAL.

                           "Base Salary Deferral" means the amount of a
                  Participant's Base Salary which the Participant elects to have withheld on a pre-tax basis and credited to his Account pursuant to Section 4.1.

                  2.1.5.   BENEFICIARY.

                           "Beneficiary" means the person or persons designated
                  by the Participant in accordance with Section 7.5 or, in the absence of an effective designation, the person or entity described in Section 7.8.

                  2.1.6.   BOARD.

                           "Board" means the board of directors of LKQ
                  Corporation.

                  2.1.7.   BONUS COMPENSATION.

                           "Bonus Compensation" means the amount awarded to a
                  Participant under any bonus arrangement maintained by the Company.

                  2.1.8.   BONUS DEFERRAL.

                           "Bonus Deferral" means the amount of a Participant's
                  Bonus Compensation which the Participant elects to have withheld on a pre-tax basis and credited to his account pursuant to Section 4.1.

                  2.1.9.   CODE.

                           "Code" means the Internal Revenue Code of 1986, as
                  amended.

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                  2.1.10.  COMMITTEE.

                           "Committee" means the administrative committee
                  appointed by the Board to administer the Plan in accordance with Section 8.

                  2.1.11.  COMMISSIONS.

                           "Commissions" means remuneration paid by the Company
                  to a Participant based on sales of the Company's products and/or services made by the Participant or individuals under his supervision.

                  2.1.12.  COMMISSION DEFERRAL.

                           "Commission Deferral" means the amount of a
                  Participant's Commissions which the Participant elects to have withheld on a pre-tax basis and credited to his Account pursuant to Section 4.1.

                  2.1.13.  COMPANY.

                           "Company" means LKQ Corporation and any Affiliate.

                  2.1.14.  COMPANY PROFIT SHARING CONTRIBUTION.

                           "Company Profit Sharing Contribution" means the
                  contribution made by the Company for a Participant which is based on the Participant's Base Salary, Bonus, and Commissions.

                  2.1.15.  DEFERRAL.

                           "Deferral" means a Base Salary Deferral, Bonus
                  Deferral and/or a Commission Deferral.

                  2.1.16.  DEFERRAL PERIOD.

                           "Deferral Period" means the period of time for which
                  a Participant elects to defer receipt of the Deferrals credited to such Participant's Account as specified in Section
                  5.2. Deferral Periods shall be measured on the basis of Plan Years, beginning with the Plan Year that commences immediately following the Plan Year for which the applicable Deferrals are credited to the Participant's Account.

                  2.1.17.  DIRECTOR.

                           "Director" means a director of the Company.

                  2.1.18.  EFFECTIVE DATE.

                           "Effective Date" means August 1, 1999.

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                  2.1.19.  EMPLOYEE.

                           "Employee" means any common-law employee of the
                  Company.

                  2.1.20.  ERISA.

                           "ERISA" means the Employee Retirement Income Security
                  Act of 1974, as amended.

                  2.1.21.  401(k) PLAN.

                           "401(k) Plan" means the LKQ Corporation Employees'
                  Retirement Plan, as amended from time to time.

                  2.1.22.  MATCHING CONTRIBUTION.

                           "Matching Contribution" means the contribution made
                  by the Company for a Participant based on a Deferral made by the Participant.

                  2.1.23.  OTHER COMPANY CONTRIBUTION.

                           "Other Company Contribution" means the contribution
                  made by the Company for a Participant which is based on such criteria as the Company shall determine.

                  2.1.24.  PARTICIPANT.

                           "Participant" means each Employee who has been
                  selected for participation in the Plan and who has become a Participant pursuant to Section 3.

                  2.1.25.  PARTICIPATION AGREEMENT.

                           "Participation Agreement" means the written agreement
                  pursuant to which the Participant elects the amount of his Base Salary, Bonus Compensation, and/or Commissions to be deferred pursuant to the Plan, the Deferral Period, the deemed investment of amounts credited to his Account, the amount of Deferrals which are distributed pursuant to Section 7.1(a) to be contributed to the 401(k) Plan, and such other matters as the Committee shall determine from time to time.

                  2.1.26.  PLAN.

                           "Plan" means the LKQ Corporation 401(k) Plus Plan, as
                  amended from time to time.

                  2.1.27.  PLAN YEAR.

                           "Plan Year" means the twelve-consecutive month period
                  commencing January 1 of each year ending on December 31. Notwithstanding the foregoing, the first Plan Year shall begin on the Effective Date and end on December 31, 1999.

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                  2.1.28.  RETIREMENT DATE.

                           "Retirement Date" means the date a Participant

                           (a) voluntarily terminates his employment with the Company

                                  (i) on or after he has attained at least 65 years of age,

                                  (ii) on or after he has attained 55 years of age and completed at least 10 Years of Service, or

                                  (iii)  with the Committee's consent; or

                           (b) qualifies for disability under the Company's group long-term disability plan.

                  2.1.29.  VALUATION DATE.

                           "Valuation Date" means the last business day of each
                  calendar month and each special valuation date designated by the Committee.

                  2.1.30.  YEAR OF SERVICE.

                           "Year of Service" has the same meaning as in the
                  401(k) Plan for purposes of vesting.

         2.2.     NUMBER AND GENDER.

                  Wherever appropriate, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

         2.3.     HEADINGS.

                  The headings are included solely for convenience, and if there is any conflict between any heading and the text of the Plan, the Plan text shall control.

3.       PARTICIPATION AND ELIGIBILITY

         3.1.     PARTICIPATION.

                  Participants in the Plan are those Employees who are (a) subject to the income tax laws of the United States, (b) members of a select group of highly compensated or management Employees, and (c) selected by the Committee, in its sole discretion, as Participants. The Committee shall notify each Participant of his selection as a Participant. Subject to the provisions of Section 3.3 a Participant shall remain eligible to continue

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         participation in the Plan for each Plan Year following his initial year of selection to participate in the Plan.

         3.2.     COMMENCEMENT OF PARTICIPATION.

                  Except as provided in the following sentences, an Employee shall become a Participant effective as of the first day of the Plan Year following the date on which his Participation Agreement becomes effective. A newly eligible Employee (because of hire or promotion) who completes a Participation Agreement within thirty (30) days of the date on which his employment commences or the effective date of his promotion, as the case may be, shall become a Participant as of the date on which his Participation Agreement becomes effective under
         Section 4.2.

         3.3.     CESSATION OF ACTIVE PARTICIPATION

                  Notwithstanding any provision of the Plan to the contrary, an individual who has become a Participant in the Plan shall cease to be a Participant effective as of any date designated by the Committee. In the event of such cessation, the last sentence of Section 4.1 shall apply as if such cessation had been a termination of employment. Any such Committee action shall be communicated to such Participant prior to the effective date of such action. Such cessation shall have no effect upon amounts then credited to his Account and shall not preclude the individual from subsequently being selected to be a Participant.

4.       DEFERRALS, MATCHING AND COMPANY CONTRIBUTIONS

         4.1.     DEFERRALS BY PARTICIPANTS.

                  Before the first day of each Plan Year, a Participant may file with the Committee a Participation Agreement pursuant to which such Participant elects to make Deferrals. The minimum Deferral for a Plan Year is Two Thousand Dollars ($2000.00). The minimum Deferral shall be prorated for any Plan Year in which an individual is not a Participant for twelve (12) months based on full months of participation. Deferrals must be in whole percentages and cannot exceed

                  (a)      fifty percent (50%) of Base Salary,

                  (b)      one hundred percent (100%) of Commissions, and

                  (c)      one hundred percent (100%) of Bonus Compensation.

         In addition, a Participant's maximum aggregate Deferrals for a Plan Year shall not exceed such amount as the Committee shall determine from time to time. Any Participant election shall be subject to rules prescribed by the Committee. Deferrals will be credited to the Account of each Participant at the time they would have been paid to the Participant in cash but for the election to defer. If a Participant's employment has terminated when a Deferral would otherwise be credited to his Account, the amount which would have been deferred and credited will be paid to him in cash.

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         4.2.     EFFECTIVE DATE OF PARTICIPATION AGREEMENT.

                  A Participant's Participation Agreement shall become effective on the first day of the Plan Year to which it relates. The Participation Agreement of Employees who are first eligible during a Plan Year shall become effective as of the first day of the month following completion of a Participation Agreement provided the Participation Agreement is completed within thirty (30) days of the date the Employee first becomes eligible. Participation Agreements shall relate only to compensation earned after such agreement is completed and executed. If a Participant fails to complete a Participation Agreement before the first day of the Plan Year in which Participant shall earn the compensation to which the Participation Agreement relates, the Participant shall be deemed to have elected not to make any Deferrals for such Plan Year.

         4.3.     MODIFICATION OR REVOCATION OF ELECTION BY PARTICIPANT.

                  A Participant may change his Deferrals at any time during a Plan Year on a prospective basis if the Committee determines that he has suffered a severe, sudden and unforeseeable hardship as is more fully described in Section 7.10. Under no circumstances may a Participant's Participation Agreement be made, modified or revoked retroactively.

         4.4.     MATCHING CONTRIBUTIONS.

                  For each Plan Year, the Account of each Participant shall be credited with a Matching Contribution equal to such amount, if any, as the Company shall determine.

         4.5.     COMPANY PROFIT SHARING CONTRIBUTION.

                  For each Plan Year, the Account of each Participant shall be credited with a Company Contribution equal to such amount, if any, as the Company shall determine.

         4.6.     OTHER COMPANY CONTRIBUTIONS.

                  For each Plan Year, the Account of each Participant shall be credited with an Other Company Contribution equal to such amount, if any, as the Company shall determine.

         4.7.     HARDSHIP DISTRIBUTION UNDER 401(k) PLAN.

                  If required by the terms of the 401(k) Plan, a Participant who receives a hardship distribution under the 401(k) Plan shall not be eligible to make Deferrals for a one (1) year period after receipt of the hardship distribution.

5.       VESTING, DEFERRAL PERIODS AND INVESTMENT ELECTIONS

         5.1.     VESTING.

                  A Participant shall be 100% vested at all times in the amount credited to his Account which is attributable to his Deferrals. The amount credited to his Account

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         attributable to Matching Contributions and Company Profit Sharing
         Contributions shall vest in accordance with the vesting provisions of the 401(k) Plan applicable to the vesting of matching and profit sharing contributions, respectively. The amount credited to a Participant's Account attributable to Other Company Contributions for each Plan Year shall vest in accordance with the schedule determined by the Committee from time to time. Such determination for a Plan Year shall be made no later than the time the Other Company Contribution, if any, for the Plan Year is determined. In addition, to the extent not already vested, amounts credited to a Participant's Account attributable to Matching Contributions, Company Profit Sharing Contributions, and Other Company Contributions shall be fully vested upon a Participant's Retirement Date or his death while employed. All provisions of the Plan relating to the distribution of a Participant's Account shall mean only the vested portion of such Account. Since the Plan is unfunded, the portion of a Participant's Account which is not vested and therefore not distributed with the vested portion of his Account shall remain property of the Company and not be allocated to Accounts of other Participants or otherwise inure to their benefit.

         5.2.     ELECTION OF IN-SERVICE DISTRIBUTION.

                  If a Participant desires an in-service distribution of all or a percentage of his Deferrals for a Plan Year and earnings on such Deferrals, he must so elect on his Participation Agreement. In the case of any such election, the Deferral Period must be for at least five (5) years. If the Participant elects an in-service distribution and is entitled to such a distribution pursuant to such election prior to any event listed in Section 7.1(b), distribution pursuant to such election shall not include Matching Contributions, Company Profit Sharing Contributions, Other Company Contributions, and earnings on such contributions and must be in a lump sum.

         5.3.     INVESTMENT ELECTIONS.

                  Amounts credited to a Participant's Account shall be credited and charged with gains and losses, as the case may be, based on hypothetical investments elected by the Participant. A Participant may elect different investment allocations for new contributions and existing Account balances. Only whole percentages may be elected, the minimum percentage for any allocation is ten percent (10%), and the total elections must allocate one hundred percent (100%) of all new contributions and one hundred percent (100%) of all existing Account balances. Investment elections may be changed once per calendar quarter, effective as of the first day of such quarter, by written direction given at least seven (7) days before the start of such quarter. The hypothetical investment alternatives and the procedures relating to the election of such investments, other than those set forth in this Section 5.3, shall be determined by the Committee from time to time. A Participant's Account shall be adjusted as of each Valuation Date to reflect investment gains and losses.

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6.       ACCOUNTS

         6.1.     ESTABLISHMENT OF BOOKKEEPING ACCOUNTS.

                  A separate bookkeeping Account shall be maintained for each Participant. Such account shall be credited with the Deferrals, Matching Contributions, Company Profit Sharing Contributions, and Other Company Contributions, credited (or charged, as the case may be) with the hypothetical investment results determined pursuant to Section 5.3, and charged with distributions made to or with respect to a Participant.

         6.2.     SUBACCOUNTS.

                  Within each Participant's bookkeeping Account, separate subaccounts shall be maintained to the extent necessary for the administration of the Plan.

         6.3.     HYPOTHETICAL NATURE OF ACCOUNTS.

                  The Account established under this Section 6 shall be hypothetical in nature and shall be maintained for bookkeeping purposes only, so that Deferrals, Matching Contributions, and Company Profit Sharing Contributions, and Other Company Contributions can be credited to the Participant and so that gains and losses on such amounts so credited can be credited (or charged, as the case may be). Neither the Plan nor any of the Accounts (or subaccounts) shall hold any actual funds or assets. The right of any person to receive one or more payments under the Plan shall be an unsecured claim against the general assets of the Company. Any liability of the Company to any Participant, former Participant, or Beneficiary with respect to a right to payment shall be based solely upon contractual obligations created by the Plan. Neither the Company, the Board, nor any other person shall be deemed to be a trustee of any amounts to be paid under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant, former Participant, Beneficiary, or any other person.

7.       PAYMENT OF ACCOUNT

         7.1.     TIMING OF DISTRIBUTION OF BENEFITS.

                  (a) DISTRIBUTION OF CONTRIBUTION TO 401(k) PLAN. As soon as practicable, but in no event later than March 15 of the Plan Year following the Plan Year for which the Participant executed the Participation Agreement, the lesser of (i) the allowable before-tax contribution which may be made on behalf of the Participant to the 401(k) Plan for the Plan Year for which the Participant executed the Participation Agreement, and (ii) the sum of the Base Salary Deferrals, Bonus Deferrals and Commission Deferrals for the Plan Year for which the Participant executed such Participation Agreement, shall be paid directly to Participant as compensation earned in the Plan Year for which the Participant executed the Participation Agreement, unless the Participant previously elected (in both the Participation Agreement and his 401(k) Plan elections) to have such amount contributed to the 401(k) Plan as an elective before-tax contribution. If the Participant elected to have such amount contributed to the 401(k)

                                        9
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         Plan as an elective before-tax contribution, such amount together with an amount equal to the applicable Matching Contributions (but not in excess of the matching contributions that would have been made on such amounts under the 401(k) Plan) shall be distributed directly to the Participant's Account in the 401(k) Plan. and the appropriate subaccounts of Participant's Account shall be debited accordingly. Notwithstanding the preceding, the Plan shall not make distributions to the Participant or to the 401(k) Plan in excess of the Participant's Account balance. Distributions pursuant to this Section 7.1(a) may be made in one or more installments.

                  (b) DISTRIBUTION AFTER DEFERRAL PERIOD OR TERMINATION OF EMPLOYMENT. Distribution of that portion of a Participant's Account which is not distributed under Section 7.1(a) and for which an in-service distribution has been elected pursuant to Section 5.2 shall be made at the time specified in such election unless the Participant's employment terminates prior to such time, in which event the remaining provisions of this Section 7.1(b), shall apply. Except as provided below, a Participant's entire Account shall be distributed to him (or his Beneficiary in the event of his death) following the earliest to occur of the following:

                           (i)    the Participant's death;

                           (ii)   the Participant's Retirement Date; or

                           (iii) the Participant's other termination of employment.

         Notwithstanding the foregoing, if a Participant's Retirement Date is as defined in Section 2.1.28(b), if requested by the Participant and permitted by the Committee, distribution may be deferred up until the earlier of the dates specified in Section 2.1.28(a)(i) or Section 2.1.28(a)(ii) or the Participant's death.

         7.2.     TIME OF DISTRIBUTION AND VALUATION.

                  Upon a distributable event described in Section 7.1(b), the balance of a Participant's Account shall be determined as of the Valuation Date immediately following such event. Distribution will be made or begin to be made as soon as practical after such valuation or 60 days following the event, whichever shall last occur.

         7.3.     FORM OF PAYMENT OR PAYMENTS.

                  If the value of the Participant's Account as of the Valuation Date described in Section 7.2 is at least Five Thousand Dollars ($5,000.00), benefits which become payable after the Participant's Retirement Date or his death shall be paid in the form elected by the Participant. The form elected shall apply to the entire Account. The election may be amended, provided that the amended election does not increase the duration of payments in the previous election and the election is made no later than six (6) months prior to his Retirement Date or death. The forms of distribution are:

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                  (a)      A lump sum amount; or

                  (b) Substantially equal monthly installments over a period of sixty (60), one hundred twenty (120), or one hundred eighty
         (180) months or substantially equal annual installments over a period of five (5), ten (10), or fifteen (15) years. Gains and losses on the unpaid balance shall continue to be credited and charged to subaccounts in accordance with the provisions of Section 5.3. In all cases other than those described in the first sentence of this Section 7.3, the form of benefit shall be a lump sum. If a former Participant is receiving an installment form of distribution and dies prior to the distribution of his entire Account, distributions will be continued to his Beneficiary.

         7.4.     ACCELERATED DISTRIBUTION.

                  Notwithstanding any other provision of the Plan, a Participant shall be entitled to receive, upon written request to the Committee, a lump sum distribution of his Account balance, valued as of the end of the month, immediately prior to the month in which such request is made subject to a penalty of ten percent (10%) of such balance which shall be forfeited. A Participant who receives a distribution under this
         Section 7.4 shall not be eligible to make Deferrals until the first day of the second Plan Year which begins after such distribution. The amount payable under this section shall be paid in a lump sum as soon as practical following the receipt of the Participant's written request by the Committee and the valuation of his Account.

         7.5.     DESIGNATION OF BENEFICIARIES.

                  Each Participant shall have the right, at any time, to designate one (1) or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of a Participant's death prior to complete distribution of the Participant's Account. Each Beneficiary designation shall be in a written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. Designation by a married Participant who is a resident of a community property state of a Beneficiary other than the Participant's spouse shall not be effective unless the spouse executes a written consent that acknowledges the effect of the designation and is witnessed by a notary public, or the consent cannot be obtained because the spouse cannot be located.

         7.6.     AMENDMENTS.

                  Except as provided below, any nonspousal designation of Beneficiary may be changed by a Participant without the consent of such Beneficiary by the filing of a new designation with the Committee. The filing of a new designation shall cancel all designations previously filed.

         7.7.     CHANGE IN MARITAL STATUS.

                  If the marital status of a Participant residing in a community property state changes after the Participant has designated a Beneficiary, the following shall apply:

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                  (a)      If the Participant is married at death but was
         unmarried when the designation was made, the designation shall be void unless the spouse has consented to it in the manner prescribed above.

                  (b) If the Participant is unmarried at death but was married when the designation was made:

                           (i) The designation shall be void if the spouse was named as Beneficiary.

                           (ii) The designation shall remain valid if a nonspouse Beneficiary was named.

                  (c) If the Participant was married when the designation was made and is married to a different spouse at death, the designation shall be void unless the new spouse has consented to it in the manner prescribed above

         7.8.     NO BENEFICIARY DESIGNATION.

                  If any Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

                           (a)    The Participant's surviving spouse;

                           (b) The Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue shall take by right of representation the share the parent would have taken if living;

                           (c)    The Participant's estate.

         7.9.     UNCLAIMED BENEFITS.

                  In the case of a benefit payable on behalf of such Participant, if the Committee is unable to locate the Participant or beneficiary to whom such benefit is payable, such benefit may be forfeited to the Company, upon the Committee's determination. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be paid by the Company or restored to the Plan by the Company.

         7.10.    HARDSHIP WITHDRAWALS.

                  A Participant may apply in writing to the Committee for, and the Committee may permit, a hardship withdrawal of all (valued as of the last day of the month prior to the month in which the application is made) or any part of a Participant's Account if the Committee, in its sole discretion, determines that the Participant has incurred a severe

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         financial hardship resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as determined by the Committee, in its sole and absolute discretion. The amount that may be withdrawn shall be limited to the amount reasonably necessary to relieve the hardship or financial emergency upon which the request is based, plus the federal and state taxes due on the withdrawal, as determined by the Committee. The Committee may require a Participant who requests a hardship withdrawal to submit such evidence as the Committee, in its sole discretion, deems necessary or appropriate to substantiate the circumstances upon which the request is based. A Participant who receives a distribution under this Section 7.10 shall not be eligible to make Deferrals until the first day of the second Plan Year which begins after such distribution.

         7.11.    WITHHOLDING.

                  All Deferrals and distributions shall be subject to legally required income and employment tax withholding. Such taxes shall include, but not necessarily be limited to, Social Security taxes on Deferrals and Company Contributions at the time they are vested and income taxes on distributions.

8.       ADMINISTRATION

         8.1.     COMMITTEE.

                  The Plan shall be administered by a Committee, which shall be appointed by and serve at the pleasure of the Board. The Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Committee may delegate to others certain aspects of the management and operational responsibilities of the Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals, provided that such delegation is in writing. No member of the Committee who is a Participant shall participate in any matter relating to his status as a Participant or his rights or entitlement to benefits as a Participant.

         8.2.     GENERAL POWERS OF ADMINISTRATION.

                  The Committee shall have all powers necessary or appropriate to enable it to carry out its administrative duties. Not in limitation, but in application of the foregoing, the Committee shall have discretionary authority to construe and interpret the Plan and determine all questions that may arise hereunder as to the status and rights of Employees, Participants, and Beneficiaries. The Committee may exercise the powers hereby granted in its sole and absolute discretion. The Committee may promulgate such regulations as it deems appropriate for the operation and administration of the Plan. No member of the Committee shall be personally liable for any actions taken by the Committee unless the member's action involves gross negligence or willful misconduct.

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         8.3.     INDEMNIFICATION OF COMMITTEE.

                  The Company shall indemnify the members of the Committee against any and all claims, losses, damages, expenses, including attorney's fees, incurred by them, and any liability, including any amounts paid in settlement with their approval, arising from their action or failure to act, except when the same is judicially determined to be attributable to their gross negligence or willful misconduct.

9.       DETERMINATION OF BENEFITS, CLAIMS PROCEDURE AND ADMINISTRATION

         9.1.     CLAIMS.

                  A person who believes that he is being denied a benefit to which he is entitled under the Plan (the "Claimant") may file a written request for such benefit with the Committee, setting forth his claim. The request must be addressed to the Committee at the Company at its then principal place of business.

         9.2.     CLAIM DECISION

                  Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Committee may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

                  If the claim is denied in whole or in part, the Committee shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

                           (a)    The specific reason or reasons for such
                  denial;

                           (b)    The specific reference to pertinent
                  provisions of the Plan on which such denial is based;

                           (c) A description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary;

                           (d) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

                           (e)    The time limits for requesting a review under
                  Section 9.3 and for review under Section 9.4 hereof.

         9.3.     REQUEST FOR REVIEW.

                  Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Secretary of the Company

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

         (the "Secretary") review the determination of the Committee. Such request must be addressed to the Secretary of the Company, at its then principal place of business. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Secretary. If the Claimant does not request a review of the Committee's determination by the Secretary of the Company within such sixty (60) day period, he shall be barred and estopped from challenging the Committee's determination.

         9.4.     REVIEW OF DECISION.

                  Within sixty (60) days after the Secretary's receipt of a request for review, he will review the Committee's determination. After considering all materials presented by the Claimant, the Secretary will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of the Plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Secretary will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

         9.5.     DISCRETIONARY AUTHORITY.

                  The Committee and Secretary shall both have discretionary authority to determine a Claimant's entitlement to benefits upon his claim or his request for review of a denied claim, respectively.

10.      MISCELLANEOUS

         10.1.    PLAN NOT A CONTRACT OF EMPLOYMENT.

                  The adoption and maintenance of the Plan shall not be or be deemed to be a contract between the Company and any person or to be consideration for the employment of any person. Nothing herein contained shall give or be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time; nor shall the Plan give or be deemed to give the Company the right to require any person to remain in the employ of the Company or to restrict any person's right to terminate his employment at any time.

         10.2.    NON-ASSIGNABILITY OF BENEFITS.

                  No Participant, Beneficiary or distributee of benefits under the Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder, which are expressly declared to be unassignable and non-transferable. Any such attempted assignment or transfer shall be void. No amount payable hereunder shall, prior to actual payment thereof, be subject to seizure by any creditor of any such Participant, Beneficiary or other distributee for the payment of any debt, judgment, or other obligation, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy, insolvency or death of such Participant, Beneficiary or other distributee hereunder.

         10.3.    AMENDMENT AND TERMINATION.

                  The Board may from time to time, in its discretion, amend, in whole or in part, any or all of the provisions of the Plan; provided, however, that no amendment may be made which would impair the rights of a Participant with respect to amounts already allocated to his Account. The Board may terminate the Plan at any time. In the event that the Plan is terminated, the balance in a Participant's Account shall be paid to such Participant or his Beneficiary in a lump sum or in equal monthly installments as the Committee determines.

         10.4.    UNSECURED GENERAL CREDITOR STATUS OF EMPLOYEE.

                  The payments to Participant, his Beneficiary or any other distributee hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Company; no person shall have nor acquire any interest in any such assets by virtue of the provisions of this Agreement. The Company's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that the Participant, a Beneficiary, or other distributee acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company; no such person shall have nor require any legal or equitable right, interest or claim in or to any property or assets of the Company. In the event that, in its discretion, the Company purchases an insurance policy or policies insuring the life of the Participant (or any other property) to allow the Company to recover the cost of providing the benefits, in whole, or in part, hereunder, neither the Participant, his Beneficiary or other distributee shall have nor acquire any rights whatsoever therein or in the proceeds therefrom. The Company shall be the sole owner and beneficiary of any such policy or policies and, as such, shall possess and may exercise all incidents of ownership therein. No such policy, policies or other property shall be held in any trust for a Participant, Beneficiary or other distributee or held as collateral security for any obligation of the Company hereunder.

         10.5.    SEVERABILITY.

                  If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

         10.6.    GOVERNING LAWS.

                  All provisions of the Plan shall be construed in accordance with the laws of Illinois except to the extent preempted by federal law.

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         10.7.    BINDING EFFECT.

                  This Plan shall be binding on each Participant and his heirs and legal representatives and on the Company and its successors and assigns.

         10.8.    ENTIRE AGREEMENT.

                  This document and any amendments contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

         10.9.    NO GUARANTEE OF TAX CONSEQUENCES.

                  While the Company has established, and will maintain the Plan, the Company makes no representation, warranty, commitment, or guaranty concerning the income, employment, or other tax consequences of participation in the Plan under federal, state, or local law.

         10.10.   SOLE OBLIGER.

                  Each Company shall be the sole obliger with respect to Plan benefits that are owed to a Participant which arise by virtue of contributions made by such Company or the Participant's employment by such Company.

                  IN WITNESS WHEREOF, the Company has caused this Plan to be executed on the 1st day of August, 1999.

                                                LKQ CORPORATION


                                                By: /s/ Daniel J. Hemmer
                                                   -----------------------------
                                                Title: Assistant Secretary
                                                      --------------------------

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